UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

    On May 14, 2021 United Community Banks, Inc. (the “Company”) irrevocably deposited with The Bank of New York Mellon Trust Company, N.A., as trustee under that certain Indenture, dated August 14, 2015 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture dated as of August 14, 2015 (the Second Supplemental Indenture), $50,490,310.33 relating to the Company’s 5.00% Senior Fixed to Floating Rate Notes due February 14, 2022 (the “Notes”), an amount sufficient to pay and discharge the entire indebtedness on the Notes, together with irrevocable instructions from the Company directing the trustee to apply such funds to the payment thereof upon redemption of the Notes on May 14, 2021. The Second Supplemental Indenture has been discharged and has ceased to be of further effect (except as to certain expressly surviving rights) as to all outstanding Notes, and the obligations of the Company under the Second Supplemental Indenture are fully discharged and satisfied as to the Notes and the Notes are no longer deemed to be outstanding under the Original Indenture or the Second Supplemental Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Jefferson L. Harralson
	Name:	Jefferson L. Harralson
	Title:	Executive Vice President and Chief Financial Officer

Date: May 14, 2021